UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2013

UMAMI SUSTAINABLE SEAFOOD INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52401	98-06360182
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Columbia Street, Suite 440 San Diego, California		92101
(Address of Principal Executive Offices)		(Zip Code)

(619) 544-9177
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

New Credit Facility

On June17, 2013, Umami Sustainable Seafood, Inc. (“Umami”), Kali Tuna d.o.o (“Kali”), a subsidiary of Umami, and MB LUBIN d.o.o. (“Lubin”) entered into a new credit agreement (the “New Credit Facility”), dated as of that date, with Erste&Steiermaerkische bank d.d. (“Erste Bank”), as administrative agent, and the lenders party thereto.

The New Credit Facility replaces the previous credit agreement dated as of July 25, 2012 (the “Original Credit Facility”) among Kali, as the borrower, Umami and Lubin, as the guarantors, and Erste Bank, as administrative agent acting on behalf of the lender, Croatian Bank For The Reconstruction and Development (“HBOR”), that provided for a Croatian Kuna (“HRK”) 60 million (approximately $10.4 million) secured revolving credit facility. The Original Credit Facility, which was structured in two tranches, expired on February 28, 2013 and March 31, 2013, when amounts due thereunder were repaid in full and on time.

The New Credit Facility provides for up to HRK 60 million (approximately $10.4 million). All commitments under the New Credit Facility will mature on April 30, 2014.

The lenders under the New Credit Facility are secured by a pledge/lien on the majority of Kali’s and Lubin’s assets, including a pledge of Kali’s equity holdings in Umami (7.86 million shares of Umami common stock). Umami and Lubin are corporate guarantors under the New Credit Facility.

On June 28, 2013, Kali (together with the above corporate guarantors) entered into a short-term working capital loan agreement under the New Credit Facility that provides up to Japanese Yen (“JPY”) 860 million (approximately $8.7 million) (the “JPY Loan Agreement”). Upon full draw-down of amounts available under the JPY Loan Agreement, the remainder of the New Credit Facility (i.e., approximately HRK 10 million, or $1.7 million) is expected to be provided by HBOR as lender and Erste Bank as administrative agent, through an HRK short-term working capital revolving loan.

On July 8, 2013, Kali received approximately JPY 420 million (approximately $4.25 million) under the New Credit Facility and the JPY Loan Agreement. The JPY Loan Agreement under the New Credit Facility provides for new pricing terms that increase the applicable margin on the loans relative to the Original Credit Facility. The applicable interest rate on borrowings under the JPY Loan Agreement is the three month JPY LIBOR plus 650 basis points. Interest is payable monthly in arrears. Kali paid upfront fees equal to 0.85% of the full amount available under the JPY Credit Agreement.

The terms under which amounts outstanding under the New Credit Facility may be accelerated did not materially change from those under the Original Credit Facility.

The press release, dated July 17, 2013, announcing the New Credit Facility is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Amended Credit Facility

On June17, 2013, Umami Sustainable Seafood, Inc. (“Umami”), Kali Tuna d.o.o (“Kali”), a subsidiary of Umami, and MB LUBIN d.o.o. (“Lubin”) entered into a new credit agreement (the “New Credit Facility”), dated as of that date, with Erste&Steiermaerkische bank d.d. (“Erste Bank”), as administrative agent, and the lenders party thereto.

The New Credit Facility replaces the previous credit agreement dated as of July 25, 2012 (the “Original Credit Facility”) among Kali, as the borrower, Umami and Lubin, as the guarantors, and Erste Bank, as administrative agent acting on behalf of the lender, Croatian Bank For The Reconstruction and Development (“HBOR”), that provided for a Croatian Kuna (“HRK”) 60 million (approximately $10.4 million) secured revolving credit facility. The Original Credit Facility, which was structured in two tranches, expired on February 28, 2013 and March 31, 2013, when amounts due thereunder were repaid in full and on time.

The New Credit Facility provides for up to HRK 60 million (approximately $10.4 million). All commitments under the New Credit Facility will mature on April 30, 2014.

The lenders under the New Credit Facility are secured by a pledge/lien on the majority of Kali’s and Lubin’s assets, including a pledge of Kali’s equity holdings in Umami (7.86 million shares of Umami common stock). Umami and Lubin are corporate guarantors under the New Credit Facility.

On June 28, 2013, Kali (together with the above corporate guarantors) entered into a short-term working capital loan agreement under the New Credit Facility that provides up to Japanese Yen (“JPY”) 860 million (approximately $8.7 million) (the “JPY Loan Agreement”). Upon full draw-down of amounts available under the JPY Loan Agreement, the remainder of the New Credit Facility (i.e., approximately HRK 10 million, or $1.7 million) is expected to be provided by HBOR as lender and Erste Bank as administrative agent, through an HRK short-term working capital revolving loan.

On July 8, 2013, Kali received approximately JPY 420 million (approximately $4.25 million) under the New Credit Facility and the JPY Loan Agreement. The JPY Loan Agreement under the New Credit Facility provides for new pricing terms that increase the applicable margin on the loans relative to the Original Credit Facility. The applicable interest rate on borrowings under the JPY Loan Agreement is the three month JPY LIBOR plus 650 basis points. Interest is payable monthly in arrears. Kali paid upfront fees equal to 0.85% of the full amount available under the JPY Credit Agreement.

The terms under which amounts outstanding under the New Credit Facility may be accelerated did not materially change from those under the Original Credit Facility.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated July 17, 2013, announcing the Amended Credit Facility

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on the 17th day of July 2013.

UMAMI SUSTAINABLE SEAFOOD INC.

By:	/s/ Timothy P. Fitzpatrick
Timothy P. Fitzpatrick
Chief Financial Officer